Exhibit 99.1

Vanda Pharmaceuticals Reports Second Quarter 2026 Financial Results
•Fanapt® Q2 2026 net product sales increased 23% to $36.0 million; total prescriptions increased 31%
•Full-year 2026 total revenue guidance of $240-$290 million
•Cash totaled $170.0 million as of June 30, 2026; expected to fund operations through at least the end of 2027
•BYSANTITM (milsaperidone) received FDA approval for bipolar I disorder and schizophrenia in Q1 2026; commercial launch expected in second half of 2026
•QuimilzaTM (imsidolimab) BLA for GPP under review by the FDA; PDUFA target action date of December 12, 2026
•NEREUS™ for prevention of vomiting induced by motion became commercially available in Q2 2026
•Results for three Phase III clinical trials expected by end of 2026:
◦NEREUS™ (tradipitant) in vomiting in GLP-1,
◦VQW-765 in social anxiety disorder
◦HETLIOZ® (tasimelteon) in delayed sleep phase disorder
WASHINGTON – August 5, 2026 – Vanda Pharmaceuticals Inc. (Vanda) (Nasdaq: VNDA) today announced financial and operational results for the second quarter ended June 30, 2026.
“We are pleased with the continued strong growth of Fanapt and the enthusiastic early response to NEREUS as it becomes available to patients. With BYSANTI approved and on track for launch in the second half of 2026, a December 2026 PDUFA date for Quimilza and multiple late-stage clinical trial results expected before year-end, we believe Vanda is well positioned for meaningful commercial expansion and pipeline value creation,” said Mihael H. Polymeropoulos, M.D., Vanda’s President, CEO and Chairman of the Board. “As our Phase III programs, launch preparations, and commercial supply manufacturing near completion, we expect operating expenses to begin moderating later this year and more significantly in 2027. Our current resources, together with anticipated product revenues, provide a solid foundation to advance our objectives through at least the end of 2027.”
Financial Highlights
•During 2025 and 2026, we have advanced multiple Phase III programs, continued execution on the commercialization of Fanapt® (iloperidone) and PONVORY® (ponesimod) and prepared for the commercial launches, including manufacturing commercial supplies, of NEREUSTM (tradipitant), BYSANTITM (milsaperidone), and QuimilzaTM (imsidolimab). These activities resulted in significantly increased operating expenses in 2025 and 2026. As these activities conclude, Vanda expects operating expenses to begin decreasing by the end of 2026 and more substantially throughout 2027. Based on its current cash position and anticipated revenues, Vanda expects to have sufficient resources to fund operations through at least the end of 2027.
Second Quarter of 2026
•Total net product sales were $50.5 million in Q2 2026, a 4% decrease compared to $52.6 million in Q2 2025. Total net product sales does not include approximately $7.0 million of HETLIOZ® revenue for orders shipped on June 29, 2026 that arrived on July 1, 2026.
•Fanapt® net product sales were $36.0 million in Q2 2026, up 23% year-over-year.

•HETLIOZ® (tasimelteon) net product sales were $5.6 million in Q2 2026, down 66% year-over-year, and do not include orders totaling approximately $7.0 million in revenue that were shipped on June 29, 2026 and arrived on July 1, 2026. These orders will be recognized as revenue in Q3 2026.
•PONVORY® net product sales were $7.9 million in Q2 2026, up 12% year-over-year.
•NEREUSTM net product sales were $1.0 million in Q2 2026. NEREUSTM launched commercially in the U.S. in Q2 2026 with the direct-to-consumer offering via the web portal nereus.us. Personal promotion is expected to commence later in 2026.
•Loss before income taxes was $62.4 million in Q2 2026 compared with $34.9 million in Q2 2025, reflecting continued investment in new product launches and pipeline advancement.
•Cash, cash equivalents and marketable securities (Cash) totaled $170.0 million as of June 30, 2026, representing a decrease to Cash of $32.3 million in Q2 2026.
First Six Months of 2026
•Total net product sales were $102.2 million in the first six months of 2026 as compared to $102.6 million in the first six months of 2025. Total net product sales does not include approximately $7.0 million of HETLIOZ® revenue for orders shipped on June 29, 2026 that arrived on July 1, 2026.
•Fanapt® net product sales were $65.5 million in the first six months of 2026, up 24% year-over-year.
•HETLIOZ® net product sales were $21.5 million in the first six months of 2026, down 42% year-over-year, and do not include orders totaling approximately $7.0 million in revenue that were shipped on June 29, 2026 and arrived on July 1, 2026. These orders will be recognized as revenue in Q3 2026.
•PONVORY® net product sales were $14.1 million in the first six months of 2026, up 11% year-over-year.
•NEREUSTM net product sales were $1.0 million in the first six months of 2026. NEREUSTM launched commercially in the U.S. in Q2 2026 with the direct-to-consumer offering via the web portal nereus.us. Personal promotion is expected to commence later in 2026.
•Loss before income taxes was $110.8 million in the first six months of 2026 compared with $72.3 million in the first six months of 2025, reflecting continued investment in new product launches and pipeline advancement.
•Cash, cash equivalents and marketable securities (Cash) totaled $170.0 million as of June 30, 2026, representing a decrease to Cash of $93.8 million compared to December 31, 2025.
Key Commercial Highlights
•Fanapt® saw continued strong momentum in Q2 2026, with total prescriptions (TRx)1 up 31% and new-to-brand prescriptions (NBRx)1 up 32% versus Q2 2025. Since commercial expansion following the approval of bipolar disorder, Fanapt® has seen significant growth, with TRx1 up 62% and NBRx1 up 300% versus Q2 2024.
•BYSANTITM received U.S. Food and Drug Administration (FDA) approval for the treatment of bipolar I disorder and schizophrenia in Q1 2026 and is expected to launch in the second half of 2026. BYSANTITM is protected by data exclusivity through February 20, 2031 and multiple patents, the latest of which expires on May 31, 2044.
•In May 2026, the early commercial launch of NEREUSTM was initiated with a direct-to-consumer offering via the web portal nereus.us. Personal promotion is expected to commence later in 2026.
Key Regulatory & Clinical Development Highlights
Upcoming Clinical Milestones
•Vanda’s ongoing late-stage clinical studies are progressing rapidly and are expected to generate topline results in 2026 or early 2027, including:
◦The Thetis Phase III study of NEREUSTM for the prevention of vomiting in patients receiving GLP-1 receptor agonist therapies, with results expected in 2026.
◦The Phase III study of VQW-765 in the treatment of adults with social anxiety disorder, with results expected in 2026.

◦The Phase III study of HETLIOZ® in the treatment of delayed sleep phase disorder (DSPD), with results expected in 2026.
◦The Phase III study of BYSANTITM as a once-daily adjunctive treatment for major depressive disorder (MDD), with results expected in the first half of 2027.
Other Updates
•The Biologics License Application (BLA) for QuimilzaTM in Generalized Pustular Psoriasis (GPP) is under review by the FDA with a Prescription Drug User Fee Act (PDUFA) target action date of December 12, 2026. The results of the pivotal clinical study were published in the April 28, 2026 issue of the New England Journal of Medicine (NEJM) Evidence2.
•In May 2026, Vanda announced that Japan's Ministry of Health, Labour and Welfare (MHLW) granted orphan drug designation to QuimilzaTM for the treatment of GPP. In July 2026, Vanda announced that the Committee for Orphan Medicinal Products at the European Medicines Agency (EMA) had adopted a positive opinion recommending orphan drug designation for QuimilzaTM for the treatment of GPP.
•In July 2026, Vanda announced that the FDA had granted Rare Pediatric Disease Designation to VCA-894A, Vanda's investigational antisense oligonucleotide therapy for the treatment of Charcot-Marie-Tooth disease, axonal, type 2S (CMT2S), a rare, serious, and progressive inherited neurological disorder.
•Vanda continues to progress the FDA formal hearing regarding HETLIOZ® for the treatment of jet lag disorder. The proceeding, a rare administrative hearing process granted after the D.C. Circuit set aside the FDA’s prior refusal to approve the application, is advancing according to schedule and is expected to culminate in a five-day hearing before the Administrative Law Judge in December 2026.
GAAP Financial Results
Net loss was $62.5 million (diluted loss per share of $1.04) in Q2 2026 compared with a net loss of $27.2 million (diluted loss per share of $0.46) in Q2 2025.
Net loss was $111.1 million (diluted loss per share of $1.86) in the first six months of 2026 compared with a net loss of $56.7 million (diluted loss per share of $0.96) in the first six months of 2025.
2026 Financial Guidance
Vanda is reiterating its 2026 total revenue guidance and expects to achieve the following financial objectives in 2026:

Full Year 2026 Financial Objectives	Full Year 2026 Guidance
Total revenues	$240 to $290 million
Fanapt® and BYSANTITM net product sales*	$150 to $170 million
NEREUSTM net product sales	$10 to $30 million
Other net product sales	$80 to $90 million
*Now includes contribution from both Fanapt® and BYSANTI™ based on expected BYSANTI™ launch timing.
Conference Call
Vanda has scheduled a conference call for today, Wednesday, August 5, 2026, at 4:30 PM ET. During the call, Vanda’s management will discuss the second quarter 2026 financial results and other corporate activities. Investors can call 1-888-596-4144 (domestic) or 1-646-968-2525 (international) and use passcode number 1843107. A replay of the call will be available on Wednesday, August 5, 2026, beginning at 8:30 PM ET and will be accessible until Wednesday, August 12, 2026 at 11:59 PM ET. The replay call-in number is 1-800-770-2030 for domestic callers and 1-609-800-9909 for international callers. The passcode number is 1843107.

The conference call will be broadcast simultaneously on Vanda’s website, www.vandapharma.com. Investors should click on the Investors tab and are advised to go to the website at least 15 minutes early to register, download, and install any necessary software or presentations. The call will also be archived on Vanda’s website for a period of 30 days.
References
1.IQVIA Prescription Data
2.Smieszek, S. et al. Efficacy and Safety of Imsidolimab for Generalized Pustular Psoriasis. NEJM Evidence 5, (2026).
About Vanda Pharmaceuticals Inc.
Vanda is a leading global biopharmaceutical company focused on the development and commercialization of innovative therapies to address high unmet medical needs and improve the lives of patients. For more on Vanda Pharmaceuticals Inc., please visit www.vandapharma.com and follow us on X @vandapharma.
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Various statements in this press release, including, but not limited to, the guidance provided under “2026 Financial Guidance” above and statements regarding Vanda’s expectations with respect to its ability to fund its operations through at least the end of 2027; the expected timing of the commercial launch of BYSANTITM for the treatment of bipolar I disorder and schizophrenia; the anticipated timing of the completion of the FDA’s review of the QuimilzaTM BLA for the treatment of GPP; Vanda’s clinical development plans and expected timelines for NEREUSTM in the prevention of vomiting induced by GLP-1 therapies, VQW-765 in the treatment of adults with social anxiety disorder, HETLIOZ® in the treatment of DSPD, and BYSANTITM for the treatment of MDD; Vanda’s expectations with respect to its commercial expansion and ability to create value from its product pipeline; Vanda’s expectations with respect to its operating expense run rate through 2027; the anticipated timing of the commencement of personal promotion of NEREUSTM; Vanda’s continued pursuit of FDA approval of HETLIOZ® for the treatment of jet lag disorder and Vanda’s expectations with respect to the HETLIOZ® evidentiary hearing; and Vanda’s expectations with respect to the strength of its business are “forward-looking statements” under the securities laws. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are based upon current expectations and assumptions that involve risks, changes in circumstances and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Vanda’s forward-looking statements include, among others, Vanda’s ability to continue to grow its business; Vanda’s ability to reduce its operating expenses, conserve cash and generate enough revenue to fund its operations through at least the end of 2027; Vanda’s ability to successfully execute the commercial launch of BYSANTITM for the treatments of bipolar I disorder and schizophrenia in the second half of 2026; the FDA’s ability to complete its review of, and reach a decision with respect to, the BLA for QuimilzaTM by December 12, 2026; Vanda’s ability to continue to advance its late-stage clinical development programs and to obtain regulatory approval for, and successfully commercialize, the late-stage products in development; Vanda’s ability to complete the Phase III studies for NEREUSTM in the prevention of vomiting induced by GLP-1 therapies, VQW-765 in the treatment of adults with social anxiety disorder, and HETLIOZ® in the treatment of DSPD and receive the respective study results by the end of 2026; Vanda’s ability to complete the Phase III study for BYSANTITM for the treatment of MDD and receive results in the first half of 2027; Vanda’s ability to commence personal promotion of NEREUS™ for the prevention of vomiting induced by motion in 2026; and the outcome of the administrative hearing process for HETLIOZ® for the treatment of jet lag disorder. Therefore, no assurance can be given that the results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Forward-looking statements in this press release should be evaluated together with the various risks and uncertainties that affect Vanda’s business and market, particularly those identified in the “Cautionary Note Regarding Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s most recent Annual Report on Form 10-K, as updated by Vanda’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.
All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this press release is provided only as of the date of this press release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

VANDA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30 2026	June 30 2025	June 30 2026	June 30 2025
Revenues:
Fanapt® net product sales	$35,989	$29,294	$65,549	$52,839
HETLIOZ® net product sales	5,576	16,192	21,523	37,064
PONVORY® net product sales	7,935	7,104	14,146	12,728
NEREUSTM net product sales	1,029	—	1,029	—
Total revenues	50,529	52,590	102,247	102,631
Operating expenses:
Cost of goods sold excluding amortization	3,560	2,736	6,719	6,257
Research and development	36,953	21,990	65,388	57,702
Selling, general and administrative	71,838	64,616	140,199	114,700
Intangible asset amortization	1,987	1,751	3,974	3,503
Total operating expenses	114,338	91,093	216,280	182,162
Loss from operations	(63,809)	(38,503)	(114,033)	(79,531)
Other income, net	1,425	3,616	3,225	7,276
Loss before income taxes	(62,384)	(34,887)	(110,808)	(72,255)
Provision (benefit) for income taxes	129	(7,680)	272	(15,554)
Net loss	$(62,513)	$(27,207)	$(111,080)	$(56,701)
Net loss per share, basic	$(1.04)	$(0.46)	$(1.86)	$(0.96)
Net loss per share, diluted	$(1.04)	$(0.46)	$(1.86)	$(0.96)
Weighted average shares outstanding, basic	60,226,570	58,993,990	59,845,391	58,762,358
Weighted average shares outstanding, diluted	60,226,570	58,993,990	59,845,391	58,762,358

VANDA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30 2026	December 31 2025
ASSETS
Current assets:
Cash and cash equivalents	$55,882	$84,851
Marketable securities	114,147	178,996
Accounts receivable, net	59,692	54,578
Inventory	1,678	1,852
Prepaid expenses and other current assets	33,085	26,985
Total current assets	264,484	347,262
Property and equipment, net	2,578	2,248
Operating lease right-of-use assets	14,598	3,923
Finance lease right-of-use assets	6,772	7,343
Intangible assets, net	113,115	117,089
Non-current inventory and other	10,920	11,083
Total assets	$412,467	$488,948
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$69,994	$68,297
Product revenue allowances	94,032	76,865
Total current liabilities	164,026	145,162
Operating lease non-current liabilities	15,027	2,991
Finance lease non-current liabilities	3,175	4,076
Other non-current liabilities	10,054	9,533
Total liabilities	192,282	161,762
Stockholders’ equity:
Common stock	60	59
Additional paid-in capital	725,933	721,264
Accumulated other comprehensive income	38	629
Accumulated deficit	(505,846)	(394,766)
Total stockholders’ equity	220,185	327,186
Total liabilities and stockholders’ equity	$412,467	$488,948

Corporate Contact:

Kevin Moran
Senior Vice President, Chief Financial Officer and Treasurer
Vanda Pharmaceuticals Inc.
202-734-3400
pr@vandapharma.com

Jim Golden / Jack Kelleher / Dan Moore
Collected Strategies
VANDA-CS@collectedstrategies.com

Follow us on X @vandapharma